EXHIBIT 99

SHAREHOLDER AUTHORIZATION FORM
CITIZENS FIRST BANCORP, INC.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

1.		Dividend Reinvestment (Check only one box – fill in amount where appropriate)

☐	a.	Full Cash Dividend Reinvestment. I wish to reinvest under the Plan cash dividends on all shares registered in my name.

☐	b.	Partial Cash Dividend Reinvestment. I wish to have cash dividends reinvested on _____ shares personally held by me in certificate form and on all Plan shares held in my name. I wish to have the balance of my cash dividends mailed to me.

2.		Optional Cash Investments (minimum $500 and maximum $5,000 per calendar quarter)

☐	a.	Cash Payment. Please buy shares with the enclosed check or money order for $______ payable to Registrar and Transfer Company.

To the extent I have so designated, I hereby elect to participate in the Plan and authorize Registrar and Transfer Company, as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of Citizens First Bancorp, Inc. Common Stock. I understand that all dividends received on shares credited to my Plan account will be automatically reinvested in Citizens First Bancorp, Inc. Common Stock.

                                                                             *
Signature

                                                                             *
Signature

Date
(Please sign above exactly as name appears on reverse side. If shares are held jointly, each shareholder must sign.

* Under penalties of perjury, I certify (1) that the number shown on the reverse of this Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

SHAREHOLDER AUTHORIZATION FORM
CITIZENS FIRST BANCORP, INC.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

Name(s) exactly as set forth on your stock certificate

Additional space for name(s) if necessary

Street Address

City	State	Zip Code

Social Security Number (To be completed if the shareholder is an individual. If shares are held jointly, the Social Security Number should be that of the first person listed on the stock certificate.)	Employer Identification Number (to be completed if the shareholder is not an individual.)	☐ I am a U.S. Citizen or Resident Alien ☐ I am a Nonresident Alien

BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.
MAIL TO REGISTRAR AND TRANSFER COMPANY, ATTENTION: DIVIDEND REINVESTMENT DEPARTMENT
10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016